UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2024

Trump Media & Technology Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 N. Cattlemen Rd., Ste. 200

Sarasota, Florida 34232

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Acquisition Agreement

In connection with the roll out of the Trump Media & Technology Group Corp. (the “Company” or “TMTG”) content delivery network (“CDN”) technology, on July 3, 2024, the Company, WorldConnect Technologies, L.L.C. (“WCT”), WorldConnect IPTV Solutions, LLC (“Solutions”) and JedTec, L.L.C. (“JedTec”) entered into an asset acquisition agreement (the “Asset Acquisition Agreement”), pursuant to which the Company agreed to acquire substantially all of the assets of WCT or its affiliate, which mainly included certain agreements, including an option agreement (the “Option Agreement”), dated February 5, 2024, by and between WCT, Perception Group, Inc., Perception TVCDN Ltd., and FORA, FOrum RAčunalništva, d.o.o., as amended and restated (each of the parties thereto other than WCT, collectively, “Perception”), as well as ancillary agreements related to the source code purchase (the “Source Code Purchase Agreement”) and support and maintenance (the “Support and Maintenance Agreement”, together with the Source Code Purchase Agreement, the “CDN Agreements”). The transaction is expected to close on the date the Company has implemented the Perception Software and Network (as defined below) with all back-end API services having become generally available on iOS, Google/Android, and web media services and with streaming enabled from at least one data-center, which closing is expected to occur as soon as July 2024 (the “Closing Date”), subject to customary closing conditions. There can be no assurance that the Company will complete the transaction as described.

Pursuant to the Option Agreement on the Closing Date, WCT will enter and assign to the Company the CDN Agreements, which are expected to be used for the roll out of the CDN technology for the Truth platform (the updated version of the Company’s Truth Social web and mobile application with streaming enabled using intellectual property obtained from Perception, the “Perception Software and Network”). In addition, Perception and its affiliates agreed not to use or permit other parties to use the Source Code (as defined below) for a period of five (5) years after the closing of the Asset Purchase Agreement for any purpose that competes, in the United States, with the Truth platform or commercialization of such Source Code in the United States. In addition, the Option Agreement grants the (i) option to purchase Perception, subject to a future negotiation of the price and terms of such acquisition and (ii) right of first refusal to purchase Perception in the event of a bona fide written offer from an unaffiliated third party to purchase more than 50% of the assets of Perception. The Company does not have any current intention to exercise those rights.

Pursuant to the Asset Acquisition Agreement, the Company agreed to issue to Solutions and JedTec as consideration up to 5,100,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), 2,600,000 shares of which will be issued on the Closing Date and 2,500,000 shares of which will be issuable upon the satisfaction of certain Milestones (as defined in the Asset Acquisition Agreement). In addition, with respect to all of the Shares, for a period of 12 months after the Closing Date, neither JedTec, Solutions nor their respective affiliates will be permitted to collectively sell an amount of the Shares during any consecutive two trading week period (the “Two Week Sale Period”) exceeding the “Set Percentage.” For the purposes of this restriction, the “Set Percentage” means a percentage of the average daily trading volume of the Common Stock during the immediately preceding two consecutive trading weeks as reported on primary exchange on which the Common Stock is traded (i.e., currently the NASDAQ) (the “Prior Two Week ADTV”). Unsold amounts from a Two week Sale Period do not carry over to a subsequent Two Week Sale Period. The “Set Percentage” is 3% for the first six months after the Closing Date and 5% from six to 12 months after the Closing Date. For example, if during the first six months after the Closing date, a Prior Two Week ADTV is 5,000,000 shares, restricted holders cannot sell more than 150,000 shares during the following Two Week Sale Period. Under the same fact pattern during six to 12 months after the Closing Date, restricted holders could not sell more than 250,000 shares during such Two Week Sale Period.

The foregoing descriptions of the Asset Acquisition Agreement and the Option Agreement and are qualified in their entirety by reference to the full text of the Asset Acquisition Agreement and the Option Agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2 to this Current Report and are incorporated by reference herein.

Standby Equity Purchase Agreement

On July 3, 2024, the Company entered into the Standby Equity Purchase Agreement (“SEPA” or “Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited partnership (“Yorkville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $2,500,000,000 of its Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of shares to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any securities to Yorkville under the SEPA. In accordance with the Company’s obligations under the SEPA, the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register under the Securities Act of 1933, as amended (the “Securities Act”) the resale by Yorkville of 37,644,380 shares of Common Stock that the Company may elect, in its sole discretion, to issue and sell to Yorkville, under the SEPA.

The Company does not have the right to commence any sales of shares to Yorkville under the SEPA until the date on which all of the conditions to Yorkville’s purchase obligation set forth in the SEPA have been satisfied, including that the registration statement covering such sales be declared effective by the SEC and the final form of prospectus is filed with the SEC. Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, the Company will have the right, but not the obligation, from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA, to direct Yorkville to purchase a specified amount of shares (each such sale, an “Advance”) by delivering written notice to Yorkville (each, an “Advance Notice”).

The per share subscription price Yorkville will pay for the shares will be 97.25% of the Market Price during a one- or three-day pricing period elected by the Company. The “Market Price” is defined in the SEPA as the lowest daily VWAP (as defined below) during the one trading day, in the case of a one-day pricing period, or of the three consecutive trading days, in the case of a three-day pricing period, commencing on the trading day on which the Company delivers an Advance Notice to Yorkville. “VWAP” means, for any trading day, the daily volume weighted average price of the Company’s Common Stock for such date on NASDAQ as reported by Bloomberg L.P. during regular trading hours. There is no upper limit on the subscription price per share that Yorkville could be obligated to pay for the shares.

The Company will control the timing and amount of any sales of shares to Yorkville. Actual sales of shares to Yorkville under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for its business and operations.

Yorkville will not be obligated to subscribe to any shares under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Yorkville and its affiliates to exceed 4.99% of the outstanding voting power or number of the Company’s Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells shares to Yorkville. The Company expects that any proceeds received by it from such sales to Yorkville will be used for working capital and general corporate purposes.

As consideration for Yorkville’s commitment to purchase shares at the Company’s direction upon the terms and subject to the conditions set forth in the SEPA, the Company agreed to pay YA Global II SPV, LLC, a subsidiary of Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee in the form of 200,000 shares of Common Stock (the “Commitment Shares”). EF Hutton LLC (“EF Hutton”) acted as the exclusive placement agent in connection with the transactions contemplated by the SEPA, for which the Company will issue to EF Hutton 125,000 shares of Common Stock (the “Placement Agent Shares”). The Commitment Shares and the Placement Agent Shares are expected to be issued concurrently or within one business day of the filing of the registration statement covering the resale of the shares under the SEPA.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Company shall not effect any sales under the SEPA and Yorkville shall not have any obligation to purchase shares under the SEPA to the extent that after giving effect to such purchase and sale the aggregate number of shares of Common Stock issued under the SEPA together with any shares of Common Stock issued in connection with any other transactions that may be considered part of the same series of transactions, where the average price of such sales would be less than $31.73 and the number of shares issued would exceed the number of shares representing 19.99% of the outstanding voting common stock as of June 25, 2024 (the “Exchange Cap”). Thus, the Company may not have access to the right to sell the full $2,500,000,000 shares to Yorkville.

As of June 25, 2024, there were 189,941,870 shares of Common Stock outstanding, and therefore the Exchange Cap would be 37,969,380 shares of Common Stock. In connection with the SEPA, the Company expects to register 37,969,380 shares of Common Stock, which represents the number of shares of Common Stock representing the Exchange Cap as of June 25, 2024, which amount shall include the (i) 200,000 Commitment Shares and (ii) 125,000 Placement Agent Shares.

Thus the Company expects to register the maximum amount that it could register without obtaining approval of stockholders in accordance with Nasdaq’s “minimum price rule.” However, if the Company desires to issue more than 37,969,380 shares at an average price per share that does not equal or exceed $31.73 (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the date of the SEPA; or (ii) the average Nasdaq Official Closing Price for the five trading days immediately precedent the date of the SEPA), it would be required to obtain stockholder approval under the Nasdaq listing rules.

If and when the Company elects to issue and sell shares to Yorkville, the Company may need to register for resale under the Securities Act additional shares in order to receive aggregate gross proceeds equal to the $2,500,000,000 available to the Company under the SEPA. If the Company elects to issue and sell more than the 37,644,380 shares to Yorkville, such additional issuance of shares could cause additional dilution to existing shareholders. The number of shares ultimately offered for resale by Yorkville is dependent upon the number of shares the Company may elect to sell to Yorkville under the SEPA.

The Company does not know what the subscription price for the shares will be and therefore cannot be certain as to the number of shares it might issue to Yorkville under the SEPA.

There are substantial risks to stockholders as a result of the sale and issuance of shares to Yorkville under the SEPA. These risks include the potential for substantial dilution and significant declines in the share price of the Company’s securities. See “Effect of Sales of Shares under the SEPA on Stockholders” below.

Advances of Shares Under the SEPA

Advances

The Company has the right, but not the obligation, from time to time at its discretion, until the first day of the month following the 36-month period after the date of the SEPA, and up to an aggregate subscription amount of $2,500,000,000, to direct Yorkville to Advance a specified maximum amount of shares by delivering an Advance Notice on any trading day (each, an “Advance Notice Date”).

Conditions to Each Advance

Yorkville’s obligation to accept Advance Notices that are timely delivered by the Company under the SEPA and to purchase shares in Advances under the SEPA, is subject to the satisfaction, at the applicable Advance Notice Date, of certain conditions, including:

•	the accuracy in all material respects of the representations and warranties of the Company included in the SEPA;

•	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares that may be issued and sold by the Company to Yorkville under the SEPA) having been declared effective under the Securities Act by the SEC, and the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date;

•	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the SEPA to be performed, satisfied or complied with by the Company;

•	the Company shall have obtained all permits and qualifications required by any applicable state for the offer and issuance of all the Shares issuable pursuant to such Advance Notice or shall have the availability of exemptions therefrom. The issuance of such Shares shall be legally permitted by all laws and regulations to which the Company is subject;

•	no condition, occurrence, state of facts or event constituting a Material Outside Event (as such term is defined in the SEPA) shall have occurred and be continuing;

•	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by the SEPA;

•	the shares are quoted for trading on the Nasdaq (or the New York Stock Exchange, NYSE American, the Nasdaq Global Market, or the Nasdaq Capital Market) and all the shares issuable pursuant to such Advance Notice will be approved for trading on the Principal Market. The issuance of shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the exchange. The Company shall not have received any written notice that is then still pending threatening the continued quotation of the shares on the stock exchange;

•	there shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to such Advance Notice; and

•	except with respect to the first Advance Notice, the Company shall have delivered all shares relating to all prior Advances, and at least 5 trading days shall have elapsed from the immediately preceding Advance Date.

Termination of the SEPA

Unless earlier terminated as provided in the SEPA, the SEPA will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the date of the SEPA; and

•	the date on which Yorkville shall have purchased shares under the SEPA for an aggregate gross purchase price equal to $2,500,000,000;

The Company also has the right to terminate the SEPA at any time, at no cost or penalty, upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices under which the Company is to issue shares.

The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

No Short-Selling by Yorkville

Yorkville has agreed that it and its affiliates will not engage in any short sales during the term of the SEPA and will not enter into any transaction that establishes a net short position with respect to the Shares. The SEPA stipulates that Yorkville may sell our Shares to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares and may sell other shares of Common Stock acquired pursuant to the SEPA that Yorkville has continuously held from a prior date of acquisition.

Effect of Sales of Shares under the SEPA on Stockholders

All shares that may be issued or sold by the Company to Yorkville under the SEPA, when registered under the Securities Act for resale by Yorkville pursuant to an effective registration statement are expected to be freely tradable. Such shares may be issued and sold by the Company to Yorkville from time to time at its discretion over the term of the SEPA. The resale by Yorkville of a significant amount of shares registered for resale at any given time, or the perception that such sales may occur, could cause the market price of the Company’s Common Stock to decline and to be highly volatile. Sales of shares, if any, to Yorkville under the SEPA will depend upon market conditions and other factors to be determined by the Company. The Company may ultimately decide to sell to Yorkville all, some or none of the shares that may be available to sell to Yorkville pursuant to the SEPA.

If and when the Company elects to sell Shares to Yorkville pursuant to the SEPA, Yorkville may resell all, some or none of such shares in its discretion and at different prices subject to the terms of the SEPA. As a result, investors who purchase shares from Yorkville at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville as a result of future sales made by the Company to Yorkville at prices lower than the prices such investors paid for their shares. In addition, if the Company sells a substantial number of shares to Yorkville under the SEPA, or if investors expect that the Company will do so, the actual sales of shares or the mere existence of the SEPA arrangement with Yorkville may make it more difficult for the Company to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by Yorkville for the shares that the Company may elect to sell to Yorkville under the SEPA, if any, will fluctuate based on the market prices of the Company’s Common Stock during the applicable Pricing Period (as defined in the SEPA), as of the date of this report, the Company cannot reliably predict the number of shares that the Company will sell to Yorkville under the SEPA, the actual purchase price per share to be paid by Yorkville for those shares, or the actual gross proceeds to be raised by the Company from those sales, if any.

The issuance, if any, of shares to Yorkville pursuant to the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares that existing stockholders own would not decrease as a result of sales, if any, under the SEPA, the shares owned by our existing stockholders would represent a smaller percentage of the Company’s total outstanding Common Stock after any such issuance.

The foregoing description of the SEPA is not complete and is qualified in its entirety by reference to the full text of the SEPA, a copy of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the common stock is incorporated by reference into this Item 3.02.

The Shares to WCT will be issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act. The recipients of the Shares are “accredited investors” as defined in Rule 501 under the Securities Act. The Shares have not been registered under the Securities Act and thus such shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

The offer and sale of shares of common stock pursuant to the SEPA is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares of common stock, nor shall there be an offer, solicitation or sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

This Current Report on Form 8-K, including this Item 3.02, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 7.01	Regulation FD Disclosure.

On July 3, 2024, the Company issued a press release (the “Press Release”) in connection with the entry into the Asset Acquisition Agreement and the SEPA. The foregoing description of the Press Release is subject to and qualified in its entirety by reference to the full text of the Press Release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

WCT Source Code Purchase Agreement

Concurrently with the closing of the Asset Acquisition Agreement, and as a condition and inducement to the willingness of the Company to enter into it, WCT agreed to exercise the option to enter into and assign to the Company the Source Code Purchase Agreement and the Support and Maintenance Agreement on the Closing Date.

Under the Source Code Purchase Agreement, Perception will sell a copy of the source code of the software related to the CDN technology (“Source Code”) and grant the WCT (which grant was assigned under the Asset Acquisition Agreement to the Company) an irrevocable, non-exclusive, worldwide, perpetual right and license to forever retain, copy, reproduce, use, modify, enhance, create modifications and derivative works of, display, distribute, perform, compile, execute, sublicense, and otherwise exploit the Source Code and all resulting compiled software for commercial exploitation. The purchase price of $17,500,000 will be payable by the Company in four installments to be completed by the third anniversary of the execution date of the Source Code Purchase Agreement. Further to supplement the Source Code Purchase Agreement, WCT will enter into a Support and Maintenance Agreement, under which Perception is to assist the Company in commercializing the Source Code to develop, launch, and grow the platform. The acquisition of the Source Code is effective as of the Closing Date. Pursuant to the Asset Acquisition Agreement, the Company assumes WCT’s rights and obligations under the Source Code Purchase Agreement and the Support and Maintenance Agreement.

In connection with the Source Code Agreement, the Company will enter into a source code escrow agreement related to the sale of the Source Code. Pursuant to such agreement, Perception will deposit a copy of the Source Code into an escrow account. Subject to certain terms and conditions, the escrow agent will hold the Source Code until Perception receives the full purchase price of $17,500,000 for the Source Code. Upon full payment, the Source Code and any modifications will be released to the Company.

WCT Registration Rights Agreement

The Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with Solutions and JedTec on the Closing Date, pursuant to which the Company will file a registration statement with the SEC to register for resale the Shares as soon as practicable upon the Closing Date and use its reasonable best efforts to cause such registration statement to become effective and remain effective until all the Shares covered by such registration statement have been sold.

The foregoing description of the Registration Rights Agreement is not complete and are qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

Emerging Growth Company Status Update

The Company expects to lose its emerging growth company and smaller reporting company status at the end of the fiscal year ended December 31, 2024, when the Company expects to qualify as a large accelerated filer based on the worldwide market value of its Common Stock held by non-affiliates as at June 30, 2024.

Risk Factor Update

The Company is also supplementing the risk factors previously disclosed in the Risk Factors section of its registration statement on Form S-1 (Registration No. 333-278678), initially filed with the Securities and Exchange Commission on April 15, 2024, as amended, to update and replace in their entirety the following risk factors under “Risks Related to TMTG’s Business” and “Risks Related to Ownership of TMTG Securities”, as applicable:

If TMTG encounters issues with the rollout and implementation of its streaming content plans, TMTG may delay or decide not to fully implement the service, which may affect TMTG’s growth strategy and operations.

TMTG plans to roll out its streaming content in three phases: Phase 1: Introduce Truth Social’s content delivery network (“CDN”) for streaming live TV to the Truth Social app for Android, iOS, and Web. Phase 2: Release stand-alone Truth Social over-the-top streaming apps for phones, tablets, and other devices. Phase 3: Release Truth Social streaming apps for home TV. As part of the roll out of its own CDN, TMTG entered into the Asset Purchase Agreement and the related ancillary maintenance and support agreements with WCT and its affiliates, pursuant to which upon the closing of the Asset Purchase Agreement WCT will assign TMTG an irrevocable, non-exclusive, worldwide, perpetual right and license to forever retain, copy, reproduce, use, modify, enhance, create modifications and derivative works of, display, distribute, perform, compile, execute, sublicense, and otherwise exploit the Source Code and all resulting compiled software for commercial exploitation. In addition, Perception and its affiliates agreed not to use or permit other parties to use the source code for a period of five (5) years after the closing of the Asset Purchase Agreement for any purpose that competes, in the United States, with the Truth platform or commercialization of such source code in the United States.

TMTG expects to distribute a beta version of Phase 1 in the third quarter of 2024 and fully launch Phase 1 by the end of 2024. Beta versions of Phases 2 and 3 are expected to follow shortly after the launch of the beta version of Phase 1. TMTG anticipates starting to generate revenue from this technology during 2025, contingent upon the successful implementation of all three phases.

The foregoing timeline and revenue generation expectations are preliminary and depend on several factors, including TMTG's ability to economically launch its CDN technology. This may depend on TMTG's ability to develop, integrate and effectively capitalize on the benefits such technology, successfully complete beta testing, and list the relevant apps on leading app stores. Any delays or challenges in these areas could materially affect the timeline and/or implementation of the CDN technology. If TMTG is unable to address these challenges effectively, it could result in significant delays, increased costs, and the inability to meet revenue timeline expectations. Any of these risks may lead to TMTG deciding to cease the implementation of the rollout of TMTG’s streaming content and CDN technology altogether, which would have a material adverse effect on TMTG’s growth strategy and may result in a material adverse effect on the results and operations of TMTG.

TMTG plans to continue making acquisitions that could require significant management attention, disrupt its business, new capital, result in dilution to its stockholders, and adversely affect its financial results.

As part of its business strategy, TMTG intends to continue making acquisitions to add specialized employees, complementary companies, products, or technologies. As such, TMTG is, and will continue from time to time, evaluating certain acquisitions of business and technologies as part of its long-term strategy. However, prior to the Asset Purchase Agreement and the related ancillary maintenance and support agreements, TMTG had not previously completed any such strategic acquisitions. As a result, its ability to successfully acquire and integrate the WCT assets or larger or more significant companies, products, or technologies is unproven. As such, TMTG may struggle to leverage resources effectively to capitalize on the benefits of the WCT acquisition and execute its business plan. Furthermore, in the future, TMTG may not be able to find other suitable acquisition candidates and complete acquisitions on favorable terms, if at all. TMTG’s future acquisitions may not achieve its goals, and any future acquisitions that TMTG completes could be viewed negatively by users, developers, advertisers, or investors.

If TMTG fails to successfully integrate any acquisitions, or the technologies associated with any of its acquisitions, into Truth Social, or any future product offerings, the revenue and operating results of TMTG could be adversely affected. Any integration process may require significant time and resources, and TMTG may not beable to manage the process successfully. TMTG may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. TMTG may have to pay cash, incur debt, or continue to issue equity securities to pay for any such acquisition, any of which could adversely affect TMTG’s financial results. The sale of equity or issuance of debt to finance any such acquisitions would continue to dilute existing TMTG’s stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede TMTG’s ability to manage TMTG’s operations.

Warrants may continue to be exercised for TMTG common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

DWAC issued 14,375,000 Public Warrants as part of its IPO and, on the IPO closing date, DWAC issued 566,742 Placement Warrants to ARC. In addition, DWAC issued 6,549,509 Post-IPO Warrants. The TMTG common stock issuable upon the exercise of our Warrants will result in dilution to the then existing TMTG stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of TMTG common stock and Public Warrants.

The Placement Warrants are identical to the warrants sold as part of the securities issued in DWAC’s IPO except that, so long as they are held by ARC or its permitted transferees, (i) they will not be redeemable by us, (ii) they may be exercised by the holders on a cashless basis, and (iii) they are subject to registration rights.

Future sales, or the perception of future sales, by TMTG or its stockholders in the public market could cause the market price for TMTG’s common stock to decline.

The sale of shares of TMTG common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of TMTG common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for TMTG to sell equity securities in the future at a time and at a price that it deems appropriate.

In connection with the Merger, certain existing Private TMTG stockholders, who owned 59.7% shares of TMTG common stock following the Closing agreed, subject to certain exceptions, not to dispose of or hedge any of their shares of TMTG common stock or securities convertible into or exchangeable for shares of TMTG common stock during the period from the date of the Closing continuing through the earliest of: (i) the six-month anniversary of the Closing, (ii) the date on which the Closing price of TMTG common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which TMTG completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of TMTG’s stockholders having the right to exchange their shares of TMTG common stock for cash, securities or other property.

In addition, the shares of TMTG common stock reserved for future issuance under the 2024 Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing 7.5% of the fully diluted, and as converted, outstanding shares of TMTG common stock immediately following the Closing of the Merger, taking into account the Earnout Shares, have been reserved for future issuance under the Equity Incentive Plan. TMTG is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of TMTG common stock or securities convertible into or exchangeable for shares of TMTG common stock issued pursuant to the Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Moreover, we have an effective registration statement for the resale of a substantial number of shares of our Common Stock that significantly exceeds the number of shares of Common Stock constituting our public float. Accordingly, the filing of additional registration statements, including the registration statement for the shares to be issued to Yorkville pursuant to the SEPA, and the sale of all such shares by the selling securityholders, or the perception that further registration statements covering new shares or that sales of any such shares could occur, could depress the market price of our Common Stock.

In the future, TMTG may continue to issue securities in connection with investments or acquisitions, including the acquisitions or licensing of certain technologies that TMTG is actively exploring for its platform. The amount of shares of TMTG common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of TMTG common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to TMTG stockholders and increase the volatility of the trading price of our Common Stock.

The sale and issuance of shares to Yorkville will cause dilution to our existing shareholders, and the sale of shares acquired by Yorkville, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

The purchase price for the shares that we may sell to Yorkville under the SEPA will fluctuate based on the price of our Common Stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Common Stock to fall. If and when we do sell shares to Yorkville, Yorkville may resell all, some, or none of those shares at its discretion, subject to the terms of the SEPA. Therefore, sales to Yorkville by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares to Yorkville, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of shares by Yorkville in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could also harm the prevailing market price of our Common Stock.

Following any such issuances and following the expiration of lock-ups of certain other restricted shareholders and as restrictions on resale end and registration statements are available for use, the market price of our Common Stock could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. The sale of all shares of Common Stock by selling securityholders, or the perception that these sales could occur, could depress the market price of our Common Stock. While selling securityholders may, on average, experience a positive rate of return based on the current market price, public stockholders may not experience a similar rate of return on the common stock they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price. The sale of the shares of common stock being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Common Stock. See “Risk Factors - The market prices of TMTG’s Common Stock and Public Warrants have been and may continue to be extremely volatile, which could cause purchasers of TMTG’s securities to incur substantial losses.”

Litigation and Legal Proceeding Update

The Company is also supplementing the summary of litigation previously disclosed in the Our Business section of its registration statement on Form S-1 (Registration No. 333-278678), initially filed with the Securities and Exchange Commission on April 15, 2024, as amended, to update and replace in their entirety the “Litigation” section:

Section 16 Claim

On October 20, 2023, Robert Lowinger (the “Plaintiff”) filed a complaint against Rocket One Capital, LLC (“Rocket One”), Michael Shvartsman, Bruce Garelick, and Digital World in the U.S. District Court for the Southern District of New York. The case is Lowinger v. Rocket One Capital, LLC, et al., No. 1:23-CV-9243 (S.D.N.Y. Oct. 20, 2023). According to the complaint, Digital World was named as a party in the lawsuit because the Plaintiff is seeking relief for the benefit of Digital World. In the complaint, the Plaintiff contends that, in 2021, Mr. Garelick and Rocket One were directors of Digital World and that they purchased securities of Digital World. The Plaintiff further alleges that within a six-month period from the date of their purchases, both Mr. Garelick and Rocket One sold securities in Digital World and realized profits from those sales. Additionally, the Plaintiff alleges that Mr. Shvartsman had a financial interest in the profits resulting from Rocket One’s purchases and sales of Digital World’s securities. According to the Plaintiff, under Section 16(b) of the Exchange Act (15 U.S.C. §78p(b)), Rocket One, Mr. Shvartsman, and Mr. Garelick are each required to disgorge certain trading profits to Digital World.

On March 1, 2024, Digital World filed a motion to dismiss the claims against Digital World.

On June 5, 2024, the U.S. District Court for the Southern District of New York granted a motion by Defendants Michael Shvartsman and Bruce Garelick to transfer the action to the U.S. District Court for the Southern District of Florida. In transferring the action, the U.S. District Court for the Southern District of New York held that pending motions to dismiss, including the motion filed by DWAC, will be decided by the U.S. District Court for the Southern District of Florida (C.A. No. 24-CV-22429).

Litigation with United Atlantic Ventures (“UAV”) in Delaware

On July 30, 2021, an attorney for the Trump Organization, on behalf of President Trump, declared void ab initio a services agreement that had granted Private TMTG, among other things, extensive intellectual property and digital media rights related to President Trump for purposes of commercializing the various Private TMTG initiatives (the “Services Agreement”). Neither Private TMTG nor Digital World was a party to such agreement.

On each of January 18, 2024 and February 9, 2024, Digital World received letters from counsel to UAV, a party to the Services Agreement. The letters contained certain assertions and enclosed a copy of the Services Agreement that had been declared void two and a half years earlier. Specifically, counsel for UAV claims that the Services Agreement grants UAV rights to (1) appoint two directors to TMTG and its successors (i.e., TMTG after the Business Combination), (2) approve or disapprove of the creation of additional TMTG shares or share classes and anti-dilution protection for future issuances and (3) a $1.0 million expense reimbursement claim. In addition, UAV asserts that the Services Agreement is not void ab initio and claims that certain events following the July 30, 2021 notification support its assertion that such Services Agreement was not void.

On February 6, 2024, a representative of UAV sent a text message to a representative of a noteholder of TMTG suggesting that UAV might seek to enjoin the Business Combination. On February 9, 2024, Private TMTG received from counsel to UAV a letter similar to those letters received by Digital World, which also threatened Private TMTG with legal action regarding UAV’s alleged rights in Private TMTG, including, if necessary, an action to enjoin consummation of the Business Combination.

On February 28, 2024, UAV filed a verified complaint against Private TMTG in the Chancery Court seeking declaratory and injunctive relief relating to the authorization, issuance, and ownership of stock in Private TMTG and filed a motion for expedited proceedings (C.A. No. 2024-0184-MTZ). On March 4, 2024, UAV filed an amended complaint, converting their action from a direct action to a purported derivative action, and adding members of the Private TMTG board as defendants.

On March 9, 2024, the Chancery Court held a hearing to decide UAV’s motion to expedite proceedings. During the oral argument, Private TMTG agreed that any additional shares of Private TMTG issued prior to or upon the consummation of the Business Combination would be placed in escrow pending a resolution of the dispute between the parties. The Chancery Court entered an order consistent with the foregoing on March 15, 2024, and scheduled a status conference for April 1, 2024.

On April 2, 2024, UAV filed a motion for leave to file a second amended complaint together with a motion for preliminary injunction and a motion for contempt and anti-suit injunction related to Private TMTG’s filing of a separate litigation against UAV and others in Florida state court. Private TMTG maintains that the contempt claims are meritless. On April 9, 2024, the Chancery Court granted the motion for leave to file a second amended complaint on April 9, 2024 and re-assigned the case to a new judge.

On April 11, 2024, UAV filed its second amended complaint, naming the prior Defendants together with five new defendants--TMTG and the current directors on the TMTG Board who were not on Private TMTG’s board of directors.

On April 22, 2024, all of the Defendants moved to vacate the Chancery Court’s prior order expediting the matter. Additionally, all of the Defendants moved to dismiss the second amended complaint. Following briefing and oral argument on the motion to vacate, on April 30, 2024, the Chancery Court vacated the prior provisions of the March 15 order expediting the matter.

On May 6, 2024, UAV filed its Renewed Motion for Contempt of the March 15, 2024 Order against Private TMTG seeking, among other things, to enjoin Private TMTG and related parties from prosecuting certain claims in Florida state court. On May 8, 2024, the Chancery Court stayed discovery and granted a protective order with respect to all discovery served on Defendants and all other persons from whom discovery was being sought. On May 23, 2024, the Chancery Court set a hearing on the contempt motion for July 12, 2024. On June 5, 2024, UAV filed for leave to again amend its complaint.

The proposed Third Amended Complaint seeks to dismiss as defendants three current TMTG directors (W. Kyle Green, Linda McMahon, and Robert Lighthizer) and add four former DWAC directors (Frank J. Andrews, Patrick F. Orlando, Edward J. Preble, and Jeffrey A. Smith). As of July 1, 2024, UAV had not filed the Third Amended Complaint.

This matter remains pending.

Litigation with ARC in Delaware

On February 29, 2024, ARC filed a lawsuit in the Court of Chancery of the State of Delaware (C.A. No. 2024-0186-LWW) against DWAC and its directors, alleging an impending violation of the Digital World Charter for failure to commit to issue the number of conversion shares to ARC that ARC claims it is owed upon the consummation of the Business Combination. The complaint claimed a new conversion ratio of 1.78:1 and sought specific performance and damages for the alleged breach of the Digital World Charter, a declaratory judgment that the certain derivative securities of Digital World should be included in the calculation of the conversion ratio, a finding that the directors of Digital World breached their fiduciary duties, and a preliminary injunction to enjoin the Business Combination until Digital World “corrected” the conversion ratio.

We do not believe ARC’s 1.78:1 conversion ratio and related claims are supported by the terms of the Digital World Charter. As a result, we have vigorously defended Digital World’s calculation of the conversion ratio and related rights. In addition to its complaint, ARC also filed a motion with the Chancery Court requesting that the case schedule be expedited to enable the Chancery Court to conduct an injunction hearing prior to the March 22, 2024 shareholder vote. On March 5, 2024, the court denied ARC’s motion, stating that it would not conduct a merits or injunction hearing before March 22, 2024. Consequently, the Chancery Court also denied ARC’s request to postpone the vote until after a merits hearing.

The Chancery Court ruled that Digital World’s proposal to deposit disputed shares into an escrow account at the close of the Business Combination was adequate to prevent potential irreparable harm related to ARC’s share conversion. The court also found that Digital World’s public disclosures about ARC’s claims and possible conversion scenarios at the close of the Business Combination further mitigated the risk of irreparable harm due to insufficient disclosure for the March 22, 2024 vote.

On March 22, 2024, the Chancery Court entered a Scheduling Order setting the case for a single-day trial on June 26, 2024. The trial was subsequently rescheduled to July 29, 2024.

On May 23, 2024, ARC filed a motion for leave to amend its complaint. ARC requested leave to add new factual allegations and legal theories, in addition to a cause of action for breach of implied covenant of good faith and fair dealing. On June 5, 2024, the Court denied leave to add a cause of action for breach of implied covenant of good faith and fair dealing, but granted leave in part to add new legal theories to existing claims and adjust its claimed conversion ratio from 1.78:1 to 1.81:1

In relation to the Delaware Lawsuit, Digital World notified its shareholders on March 14, 2024, of its intention to apply a conversion ratio to all Digital World Class B common stock shares to ensure that ARC and the Non-ARC Class B Shareholders receive an equal number of common stock shares in the Company per share of Digital World Class B common stock. Accordingly, on March 21, 2024, Digital World entered into the Disputed Shares Escrow Agreements with the Escrow Agent, pursuant to which TMTG deposited into escrow the number of shares of TMTG Common Stock representing the difference between the actual conversion ratio, determined by Digital World’s board of directors upon closing of the Business Combination (which was determined to be 1.348:1), and a conversion ratio of 2.00. Any release of shares is subject to the terms and conditions of the Disputed Shares Escrow Agreements.

The ultimate resolution as to whether none, a portion or all of the disputed conversion shares will be issued is not determinable at this time. As a general matter, the pursuit of the claims may be costly and time consuming and could have a material adverse effect on TMTG’s reputation and its existing stockholders and may result in counterclaims.

Lawsuit With Patrick Orlando in Delaware

On March 15, 2024, Plaintiff Patrick Orlando brought a lawsuit against Digital World in the Chancery Court seeking advancement of legal fees associated with Mr. Orlando’s involvement in civil litigation against Digital World in Florida and certain other matters (the “Advancement Lawsuit”) (C.A. No. 2024-0264-LWW). Mr. Orlando’s allegations relate to certain provisions in the Digital World Charter, Digital World’s bylaws, and an indemnity agreement allegedly entered into between Mr. Orlando and Digital World. Mr. Orlando alleges that those certain provisions require Digital World to pay the legal fees Mr. Orlando incurred and will incur in connection with legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Digital World. Mr. Orlando seeks a court order that (i) declares that he is entitled to legal fees for certain proceedings described in the complaint, (ii) requires Digital World to pay for legal fees incurred and future legal fees to be incurred for those proceedings, (iii) requires Digital World to pay the fees incurred to bring the Advancement Lawsuit, and (iv) requires Digital World to pay pre- and post-judgment interest on the amounts owed to Mr. Orlando.

On April 3, 2024, the Chancery Court entered a Stipulation and Advancement Order (“Stipulation”) stating that Mr. Orlando is entitled to advancement of attorneys’ fees and costs incurred with legal proceedings described in the Stipulation, subject to Digital World’s right to challenge the reasonableness of those attorneys’ fees and costs. The Stipulation further states that Mr. Orlando is entitled to fees incurred in connection with enforcement of advancement rights and sets forth procedures that will govern future requests for advancement of attorneys’ fees and costs. As of June 30, 2024, TMTG had paid or agreed to pay more than $500,000 to Mr. Orlando’s attorneys pursuant to such Stipulation.

On April 23, 2024, Mr. Orlando filed a motion for leave to supplement the Advancement Lawsuit to add a claim for advancement of legal fees and expenses Mr. Orlando has incurred and will incur in connection with his defense of an action for declaratory judgment brought by members of ARC regarding Mr. Orlando’s removal as the managing member of ARC. Mr. Orlando also seeks reimbursement for the legal fees and expenses incurred in connection with his supplement to the Advancement Lawsuit, and he seeks pre-judgment and post-judgment interest on the amounts he claims are owed to him. On May 31, 2024, the Chancery Court granted, in part, Mr. Orlando’s motion for leave to supplement the Advancement Lawsuit. The Chancery Court has scheduled a merits hearing for September 23, 2024.

Lawsuit Against UAV, Litinsky, Moss, and Orlando in Florida

On March 24, 2024, Private TMTG filed a lawsuit in the Circuit Court of the Twelfth Judicial Circuit for Sarasota County, Florida (Docket No. 2024-CA-001545-NC) against UAV, Andrew Litinsky, Wesley Moss, and Patrick Orlando. In view of UAV’s repeated demands concerning its alleged stock ownership and director appointment rights, the complaint alleges claims for a declaratory judgment against UAV determining that the Services Agreement is unenforceable against Private TMTG. The complaint also asserts a claim for unjust enrichment against UAV based on its failure to competently provide services to the company. Finally, the complaint asserts claims for damages for (a) breach of the fiduciary duty of loyalty against Mr. Litinsky and Mr. Moss based on their dealings with Mr. Orlando, (b) aiding and abetting and conspiracy to breach fiduciary duty against Mr. Orlando based on the same events, and (c) breach of the fiduciary duty of care against Mr. Litinsky and Mr. Moss for their gross negligence in managing the company.

On April 25, 2024, Private TMTG filed a motion to consolidate this lawsuit with the Lawsuit Against ARC and Patrick Orlando in Sarasota County, Florida described above for purposes of discovery and pretrial proceedings. That motion is currently pending before the court.

On June 27, 2024, the court granted Mr. Moss, Mr. Litinsky, and UAV’s motion to stay proceedings pending resolution of the Delaware litigation involving UAV. The court also denied Private TMTG’s motion for an anti-suit injunction.

Lawsuit By Orlando and Benessere in Miami, Florida

On April 2, 2024, Patrick Orlando and Benessere Investment Group, LLC filed suit against TMTG in the Circuit Court of the Eleventh Judicial District in Miami-Dade County Florida (Docket No. 2024-005894-CA-01). Orlando and Benessere seek a declaratory judgment that TMTG is restricted from disclosing material exchanged with Orlando and Benessere pursuant to a joint defense agreement previously entered into by the Parties in addition to a request for damages for any breach of the joint defense agreement. Also on April 2, 2024, Orlando and Benessere filed a motion for preliminary injunction for enforcement of the joint defense agreement. As of May 2, 2024, the motion for preliminary injunction had not been set for hearing.

Litigation with ARC Noteholders in Miami, Florida

On May 8, 2024, a group of ARC noteholders (Edwin B. Tucker et al.) filed suit against ARC and DWAC n/k/a TMTG in the Circuit Court of the Eleventh Judicial District in Miami-Dade County, Florida (Docket No. 2024-008668-CA-01). The noteholders seek specific performance and compensatory damages from both defendants or, in the alternative, damages for breach of contract from ARC, in connection with shares of TMTG to which the ARC noteholders assert they are entitled. TMTG was served in this action on June 11, 2024.

Lawsuit filed in Small Claims Court – Pinellas County, Florida

On April 29, 2024, a small claims action was filed in Pinellas County by Keith Rossignol and Richard Epp, appearing pro se, against “Digital World Acquisition, Inc.”, demanding the return of one hundred shares in DWAC to each Plaintiff (i.e., 200 shares total) or, alternatively, an $8,000 Judgment, plus court costs, if DWAC “fails [sic] to reinstate the 200 shares promptly.” A hearing was held on May 29, 2024. The court granted our motion to dismiss the action for lack of subject matter jurisdiction, improper venue, failure to state a claim, failure to include an indispensable party, and failure to sue the right defendant and gave the plaintiffs 20 days to amend. On June 17, 2024, Rossignol filed an amended statement of claim.

Litigation with Michael Melkersen in Miami, Florida

On June 20, 2024, Michael Melkersen (“Melkersen”) filed suit against defendants including TMTG in the Circuit Court of the Eleventh Judicial District in Miami-Dade County, Florida (Docket No. 2024-011456-CA-01). The lawsuit primarily pertains to a dispute between Melkersen and ARC over the rightful ownership of certain shares, but includes claims against TMTG for breach of contract, replevin, and unjust enrichment.

Litigation with Odyssey Transfer & Trust Company in Delaware

On June 20, 2024, TMTG’s transfer agent, Odyssey Transfer and Trust Company (“Odyssey”) filed an interpleader action in the U.S. District Court of the District of Delaware (C.A. No. 24-CV-00729). The complaint pertains to the ongoing dispute regarding share ownership between Melkersen and ARC and includes TMTG as a nominal defendant. Odyssey is seeking an order from the Court discharging Odyssey of further liability and requiring ARC and TMTG to resolve their competing claims as to 716,140 Class A shares of TMTG and 25,000 TMTG warrants. Also on June 20, 2024, Odyssey filed a motion to enjoin Defendants from making any claim against Odyssey arising out of the interpleader action and a motion for expedited proceedings regarding the motion to enjoin Defendants. On June 27, 2024, the Court granted Odyssey’s motion for expedited proceedings and set a deadline of July 3, 2024, for any opposition to the motion to enjoin.

This matter remains pending.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including  but not limited to the statement regarding the future plans and potential success of the streaming services under the CDN, the amount of shares of Common Stock the Company may issue to the Yorkville pursuant to the SEPA, and the amount of proceeds to be received by the Company from the sale of shares of Common Stock and related matters. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that the Company describes in its forward-looking statements. There may be events in the future that the Company is not accurately able to predict, or over which the Company has no control.

You should not place undue reliance on forward-looking statements. Although the Company may elect to update forward-looking statements in the future, the Company disclaim any obligation to do so, even if our assumptions and projections change, except where applicable law may otherwise require us to do so. Forward-looking statements are not guarantees of performance. Readers should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements herein. Important factors that may affect these projections or expectations include, but are not limited to: statements about the ability of the Company to realize the benefits from the business combination; the ability of the Company to maintain the listing of the Company’s Common Stock on Nasdaq; ability to realize the benefit of the streaming services, its cost effectiveness, performance, stability, and future financial performance following the business combination; the impact of the outcome of any known or unknown litigation or other legal proceedings; the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures of the Company; the future revenue and effect on gross margins of the Company; the attraction and retention of qualified directors, officers, employees, and key personnel of the Company; the ability of the Company to compete effectively in a competitive industry; the impact of the ongoing legal proceedings in which President Donald J. Trump is involved on the Company’s corporate reputation and brand; expectations concerning the relationships and actions of the Company and its affiliates with third parties; the short- and long-term effects of the consummation of the business combination on the Company’s business relationships, operating results, and business generally; the impact of future regulatory, judicial, and legislative changes in the Company’s industry; the ability to locate and acquire complementary products or product candidates and integrate those into the Company’s business; Truth Social, the Company’s initial product, and its ability to generate users and advertisers; future arrangements with, or investments in, other entities or associations; competition and competitive pressures from other companies in the industries in which the Company operates; changes in domestic and global general economic and macro-economic conditions and the volatility of the price of Common Stock that may result from sales of shares by Yorkville or other shares we previously registered for resale. For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in our registration statement on Form S-1 and other documents filed with the SEC, which describe additional factors that could adversely affect our business, financial condition, or results of operations. The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1*+	Asset Acquisition Agreement, dated July 3, 2024, by and among the Company, WorldConnect Technologies, L.L.C.,WorldConnect IPTV Solutions, LLC and JedTec, L.L.C.

10.2*+	Amended and Restated Option Agreement, dated July 3, 2024, by and between WorldConnect Technologies, L.L.C., Perception Group, Inc., Perception TVCDN Ltd., and FORA, FOrum RAčunalništva, d.o.o.

10.3	Standby Equity Purchase Agreement, dated July 3, 2024, by and between the Company and YA II PN, LTD.

10.4+	Form of Registration Rights Agreement, by and among the Company,WorldConnect IPTV Solutions, LLC and JedTec, L.L.C.

99.1	Press Release, dated July 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	A non-material exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of the omitted exhibit upon request by the SEC.
+	Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Company treats as private or confidential. The Company hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.

Dated: July 3, 2024	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel and Secretary